UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 13, 2010


                         KESSELRING HOLDING CORPORATION
               (Exact name of registrant as specified in charter)

         Delaware                     000-52375                20-4838580
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)

602 West Valley Mall Blvd., Union Gap, WA                         98903
(Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (509) 453-4683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.01 COMPLETION OF DISPOSITION OF ASSETS.

BACKGROUND INFORMATION

     Kesselring Holding Corporation ("Company") previously borrowed $500,000 from AMI Holdings, Inc. ("AMI") on two separate loans. The first loan was for $250,000 on October 18, 2007 and was evidenced by an unsecured promissory note issued by the Company to AMI. The second loan was for an additional $250,000 on December 13, 2007 and was evidenced by a secured promissory note that was secured by a continuing security interest in, a continuing lien upon, and unqualified right to possession and disposition of all of the Company's assets. The amount of the Company's indebtedness increased to $582,770.28, including accrued interest of $82,770.28. Due to the Company's default on the two loans, on May 13, 2010, AMI foreclosed on certain of the Company's assets, including 100% of the common stock of Kesselring Corporation, a subsidiary of ours, and 100% of the common stock of King Brothers Woodworking, Inc. ("King Bros."), a subsidiary of Kesselring Corporation.

     The Company was also indebted to Gary E. King in the amount of $502,564.82 evidenced by various promissory notes ("Gary E. King Notes) and to Kenneth Craig, our President, in the amount of $29,174.05 evidenced by a promissory note (Kenneth Craig Note").

     On May 24, 2010, AMI sold 100% of the King Bros. common stock to King Bro Wood, L.L.C., a Washington corporation, owned by Gary E. King (our former President and Directors) and Terisita Craig, the wife of Don Craig, our former Chief Operating Officer (who resigned from such office on April 27, 2010).

     The Company had no options to foreclosure as AMI had a security interest in, a continuing lien upon, and unqualified right to possession and disposition of all of the Company's assets and did not have any money with which to litigate the foreclosure. However, the Company was able to extract some benefits from King Bro Wood, L.L.C., Gary E. King and Ken Craig, our President. In exchange for the Company allowing the sale of King Bros. to King Bro Wood, L.L.C. to go through, King Bro Wood, L.L.C. delivered the Gary E. King Notes and the Kenneth Craig Note to the Company marked paid in full, resulting in a reduction of the Company's indebtedness by $531,738.87. In addition, King Bro Wood, L.L.C. issued a promissory note to the Company in the principal amount of $156,990.85, such promissory note being payable over 24 months at the interest rate of 6% per annum.

     As a result of the foreclosure, the Company has no operating entities and its only asset is the $156,990.85 promissory note from King Bro Wood, L.L.C. and is now a "shell company" as defined in rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     As previously reported in a form 8-K Current Report filed with the Commission on April 7, 2010, Mr. Gary E. King resigned from the Board of Directors of the Kesselring Holding Corporation ("Company"). On March 30, 2010,
R. Dennis Cook was elected to the Board of Directors of the Company. However, Mr. Cook declined to accept the position and, therefore, is not a member of our Board of Directors.

     On April 27, 2010, Don Craig resigned from the office of Chief Operating Officer of the Company.

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
ITEM 9.01 EXHIBITS.

(d) Exhibits.

Exhibit Number                          Description
--------------                          -----------

     10.1 Agreement dated May 27, 2010, by and between Kesselring Holding Corporation, King Bro Wood, L.L.C., Gary E. King and Ken Craig

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            KESSELRING HOLDING CORPORATION


Date: May 28, 2010                          By: /s/ Kenneth Craig
                                               ---------------------------------
                                            Name:  Kenneth Craig
                                            Title: Chief Executive Officer



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